EXHIBIT 10.3B

SECOND AMENDMENT TO
EMPLOYMENT AGREEMENT

This Second Amendment to the Employment Agreement is made and entered into effective the 13th day of December, 2005 by and between MB Financial Bank, N.A. (the “Bank”), and Burton J. Field (the “Employee”).

RECITALS

A.  The Employee and Manufacturers Bank previously entered into that certain Employment Agreement effective as of September 22, 1999 (the “Employment Agreement”).

B.  The Employment Agreement has been previously amended.

C.  The Bank and the Employee now desire to amend the Employment Agreement as set forth below, regarding the Employee’s new title, and to revise the Employee’s entitlement regarding vacation.

D.  Section 13 of the Employment Agreement authorizes amendment of the Employment Agreement by means of a written document signed by the parties.

E.  Capitalized terms used herein and not otherwise defined herein shall have the respective definitions assigned to them in the Employment Agreement.

NOW, THEREFORE, in consideration of the foregoing, it is agreed that:

1.	The Employment Agreement shall be amended as follows, effective as of January 1, 2006.

Amendment Pertaining to Title

The first sentence of Paragraph 3 of the Employment Agreement (pertaining to Employment) shall be amended to read as follows:

“The Employee is employed as “President, Leasing Division.”

Amendment Pertaining to Vacation

Section 6 of the Employment Agreement shall be amended to read as follows:

“6. Vacations; Leave. The Employee shall be entitled (i) to annual vacation equal to six weeks of vacation at full pay, and ten weeks of vacation at half pay, provided in accordance with policies established by the Board of Directors, and (ii) to voluntary leaves of absence, with or without pay, from time to time at such times and at such conditions as the Board of Directors may determine in its discretion.”

2. Effect of Amendment Pertaining to Title. The parties agree that the change in the Employee’s title as described in Item 1, above, shall not constitute an Involuntary Termination under the Employment Agreement.

3. Effect On Other Employment Agreement Provisions. Any provision of the Employment Agreement inconsistent with the foregoing amendments shall be deemed to be amended to be consistent therewith. Otherwise, the remaining provisions of the Employment Agreement shall remain unchanged and continue in full force and effect.

IN WITNESS WHEREOF, the parties have executed this amendment to the Agreement as of the day and year first above written.

Attest:	MB Financial Bank, N.A.

/s/ Doria L. Koros	/s/ Jeffrey L. Husserl
Secretary	By: Jeffrey L. Husserl
Its: Executive Vice President, Administration

Employee:

/s/ Burton J. Field
Burton J. Field